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                                                                     EXHIBIT 5.1

                     PAUL, HASTINGS, JANOFSKY & WALKER LLP
                           600 Peachtree Street, N.E.
                                   Suite 2400
                          Atlanta, Georgia 30308-2222

                                  May 10, 2000


Appalachian Bancshares, Inc.
315 Industrial Boulevard
Ellijay, Georgia 30540

Ladies and Gentlemen:

         We have acted as counsel for Appalachian Bancshares, Inc., a Georgia corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form SB-2 (No. 333-92753) filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of up to 400,000 shares of the Company's common stock (the "Shares"), to be offered and sold by the Company.

         We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials.

         Based upon the foregoing, we are of the opinion that the Shares to be offered and sold in accordance with the Registration Statement are duly authorized, validly issued, fully paid, and non-assessable under the Georgia Business Corporation Code.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and consent to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations promulgated thereunder.


                                   Sincerely,

                      /s/ Paul, Hastings, Janofsky & Walker LLP

                        PAUL, HASTINGS, JANOFSKY & WALKER LLP